EXHIBIT 23.1
------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 333-107438) of NeoStem, Inc. (formerly Phase III Medical, Inc.) of our report dated March 27, 2007 with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiary appearing in this Annual Report on Form 10-K of NeoStem, Inc. and Subsidiary for the year ended December 31, 2006.


/s/Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
March 28, 2007




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